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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  December 30, 1997



                         NRG Generating (U.S.) Inc.
            (Exact name of registrant as specified in its charter)



     Delaware                 	   1-9208	              		59-2076187

	(State or other          (Commission File Number)    	(IRS Employer
   jurisdiction                                         Identification
	of incorporation)	                                         Number)



   1221 Nicollet Mall, Minneapolis, Minnesota	               55403
	(Address of principal executive offices)                	(Zip Code)



Registrant's telephone number, including area code:     (612) 373-8834



        (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

  	On December 30, 1997, NRGG Funding Inc. ("NRGG Funding"), a Delaware corporation and a wholly-owned subsidiary of NRG Generating (U.S.) Inc.
(the "Company"), completed its acquisition from NRG Energy, Inc. ("NRG Energy") of all of NRG Energy's interest in its Millennium Petrochemicals project in Illinois. NRG Energy owns 45.21% of the Company's common stock.

  	Through its subsidiary, NRG (Morris) Cogen, LLC ("Morris LLC"), NRG Energy had the exclusive right to build and operate a cogeneration plant to be located within the Millennium Petrochemicals, Inc. petrochemical manufacturing facility in Morris, Illinois. NRG Energy commenced construction of the 117 megawatt steam and electricity cogeneration plant in September 1997. Pursuant to a Membership Interest Purchase Agreement, NRGG Funding acquired from NRG Energy 100% of the membership interests in Morris LLC.

  	Pursuant to the Membership Interest Purchase Agreement NRGG Funding agreed to assume all of the obligations of NRG Energy under that certain Equity Commitment Agreement among NRG, Morris LLC and Chase, including the obligation to provide future equity contributions to Morris LLC which are limited to the lesser of 20% of the total project cost or $22.0 million. NRG Energy has guaranteed to Chase that NRGG Funding will make these future equity contributions. In addition, the Company has guaranteed to NRG Energy the obligation of NRGG Funding to make these future equity contributions. NRGG Funding and NRG Morris have also pledged their membership interests in Morris LLC to Chase to support NRG Energy's guaranty to Chase and to NRG Energy to support the Company's guaranty to NRG Energy. In addition, Morris LLC is obligated to pay NRG Energy $1.0 million as and when permitted under a Construction and Term Loan Agreement dated as of September 15, 1997, between Morris LLC, The Chase Manhattan Bank ("Chase") and the Banks (as defined therein) (the "Construction and Term Loan Agreement"). Morris LLC had previously paid $4.0 million to NRG Energy in connection with the financial closing of the construction financing of the Millennium Petrochemicals project. The $1.0 million payment by Morris LLC to NRG Energy is expected to be made with funds received under the Construction and Term Loan Agreement.

  	The Company intends to arrange financing for either NRGG Funding or itself (the terms and manner of which have not been determined by the Company) to fund the required future equity contributions by NRGG Funding to Morris LLC. In addition, NRG Energy is obligated under a Supplemental Loan Agreement between the Company, NRGG Funding and NRG Energy to loan NRGG Funding and the Company (as co-borrower) the full amount of such equity contributions by NRGG Funding, all at NRGG Funding's option. The terms of the Membership Interest Purchase Agreement, including the consideration paid thereunder, were determined on the basis of arms-length negotiations between the parties.

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Item 7.  Financial Statements, Pro Forma Financial Information and
          Exhibits.

   	(c)  	Exhibits.

Exhibit
Number	   Description
2.1	      Membership Interest Purchase Agreement.

                                    3

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                               Signatures

  	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               		NRG GENERATING (U.S.) INC.

                               		By: /s/ Timothy P. Hunstad
                               		Name:   Timothy P. Hunstad
                               		Title:  Vice President and Chief
                                          Financial Officer

Date:	January 13, 1998

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                              Exhibit Index

Exhibit
Number   	Description
2.1	      Membership Interest Purchase Agreement.

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